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                                                                    Exhibit 99.a


                       CERTIFICATE OF THE STATE OF TEXAS
                         UNDER SECTION 33(a)(2) OF THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935





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                                                                    Exhibit 99.a




                               November 12, 1992




Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Dear Mr. Katz:

         Houston Lighting & Power Company (HL&P), a subsidiary of Houston Industries Incorporated (HII), a Texas corporation, has advised this Commission that HII is considering participation in the privatization of EDELAP S.A., an Argentine public utility company (EDELAP) and that HII may in the future consider participation in other such activities with respect to foreign public utility companies. In connection with such activities, HL&P has requested that the Public Utility Commission of Texas (the Commission) provide to you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79 et. seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

         As the State Commission having jurisdiction over the retail electric rates of HII's public utility subsidiary, HL&P, please be advised that this
Commission:

         (i) has the authority and resources to protect the ratepayers of HL&P; and

         (ii)    intends to exercise such authority.

         This certification is considered applicable with respect to an acquisition of an interest in EDELAP and as to other foreign utility companies in which HII seeks to obtain an ownership interest, but such certification is expressly conditioned on and is subject to being revised or withdrawn by this Commission as to any future acquisition. Houston Lighting & Power Company has represented that they will timely inform this Commission of any efforts by HII to seek an ownership interest in other foreign utility companies.

                                        Sincerely,



                                          /s/ Robert W. Gee
                                        ---------------------------------------
                                        Robert W. Gee
                                        Chairman

BJS/sh
cc:      William C. Weeden
         Office of Public Utility Regulation
         Securities and Exchange Commission